EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CEL-SCI Corporation

Vienna, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File numbers 333-162039, 333-161504, 333-162792, 333-184094, 333-186103, 333-196243, 333-205444 and 333-226558) and Form S-8 (File numbers 333-117088, 333-140792, 333-162265, 333-179477, 333-184092, 333-198244, 333-206538, 333-214031, 333-222969, 333-228252, 333-236063 and 333-237845) of CEL-SCI Corporation of our report dated December 21, 2021, relating to the financial statements, which appear in this Form 10-K.

/s/BDO USA, LLP

Potomac, Maryland
December 21, 2021